Exhibit 99.1
PACKETEER®, INC. ANNOUNCES FIRST QUARTER FINANCIAL RESULTS
CUPERTINO, Calif. — April 24, 2008 — Packeteer®, Inc. (NASDAQ: PKTR), the global leader in high-performance, intelligent WAN Application Delivery, today announced results of operations for the three months ended March 31, 2008.
Net revenues for the first quarter 2008 were $37.2 million, compared to $34.7 million for the first quarter 2007, an increase of 7%. GAAP net loss for the first quarter 2008 was $3.2 million or $0.09 per diluted share.
Non-GAAP net loss for the first quarter 2008 was $1.1 million or $0.03 per diluted share, compared to non-GAAP net loss for the first quarter 2007 of $3.1 million or $0.09 per diluted share. Non-GAAP net loss excludes stock-based compensation and amortization of purchased intangible assets, net of the related tax impact.
Total cash and investments at March 31, 2008 were $76.3 million compared to $77.8 million at December 31, 2007. Accounts receivable of $27.7 million at March 31, 2008 represented 68 days sales outstanding (DSO), compared to $27.4 million representing 62 DSO at December 31, 2007. Total inventories decreased to $6.9 million at March 31, 2008 compared to $7.7 million at December 31, 2007.
Blue Coat Acquisition
On April 21, 2008, Blue Coat Systems, Inc. (NASDAQ:BCSI) and Packeteer announced that they had entered into a definitive agreement for Blue Coat to acquire Packeteer. Pursuant to this agreement, Blue Coat is to commence a tender offer to purchase for cash all outstanding shares of Packeteer for $7.10 per share. The transaction is subject to certain regulatory reviews and other conditions and is expected to close during the second quarter of 2008.
As a result of the announced acquisition, Packeteer has cancelled its conference call previously scheduled for April 24, 2008. Additional investor information can be accessed at www.packeteer.com or by calling Packeteer’s Investor Relations Department at (408) 873-4422.
Important Information
This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any of Packeteer’s equity securities (“Shares”). The proposed tender offer by Blue Coat Systems (the “Offer”) has not yet been commenced. On the commencement date of the Offer, an offer to purchase, a letter of transmittal and related documents will be filed with the SEC, mailed to record holders of the Shares and made available for distribution to beneficial owners of the Shares. The solicitation of offers to buy Shares will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. Packeteer will file a solicitation/recommendation statement with the SEC in connection with the Offer and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger (the “Merger”) following the Offer. When they are available, stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the

Offer. When they are available, stockholders will be able to obtain the offer to purchase, the letter of transmittal and related documents without charge from the SEC’s Website at www.sec.gov or by directing a request to Packeteer, Inc., Attention: Chief Financial Officer, 10201 North De Anza Blvd., Cupertino, California 95014, Telephone No. (408) 873-4400.
About Packeteer
Packeteer (NASDAQ: PKTR) is the global market leader in Application Traffic Management for wide area networks. Deployed at more than 7,000 companies in 50 countries, Packeteer solutions empower IT organizations with patented network visibility, control, and acceleration capabilities delivered through a family of intelligent, scalable appliances. For more information, contact Packeteer via telephone at +1 (408) 873-4400, fax at + 1 (408) 873-4410, or by email at info@packeteer.com, or visit the Company’s website at www.packeteer.com. Packeteer is headquartered in Cupertino, CA.
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Use of Non-GAAP Financial Measures
Non-GAAP net loss and net loss per share discussed in this press release exclude stock-based compensation, amortization of purchased intangible assets and the related tax impact of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. A reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.
Safe Harbor Clause
The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Packeteer’s expectations, beliefs, intentions or strategies regarding the future. Forward-looking statements include, but are not limited to, express or implied statements regarding the proposed acquisition of Packeteer by Blue Coat, future revenue growth and profitability, spending levels by existing and prospective customers, the markets for our products, new product development, liquidity and macro economic conditions. All forward-looking statements included in this press release are based upon information available to Packeteer as of the date hereof. Packeteer assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. Actual results may differ materially due to a number of factors including the perceived need for our products, our ability to convince potential customers of our value proposition, the costs of competitive solutions, continued capital spending by prospective customers and macro economic conditions. Further risks and uncertainties associated with the proposed acquisition of the Packeteer by Blue Coat include: the risk that customers may delay or refrain from purchasing the Company’s products due to uncertainties about the Company’s future and the availability of product support and upgrades; the risk that key employees may pursue other employment opportunities; and the outcome of any litigation related to the proposed acquisition. These and other risks relating to Packeteer’s business are set forth in Packeteer’s Form 10-K filed with the Securities and Exchange Commission on March 4, 2008, and Packeteer’s Form 10-Qs and other reports filed from time to time with the Securities and Exchange Commission.

Copyright ©2008 Packeteer, Inc. All rights reserved.
Packeteer, the Packeteer logo, PacketWise, PacketShaper, PacketShaper Xpress, PacketSeeker, Intelligence Center, PolicyCenter, ReportCenter, SkyX, iShared, Mobiliti, iShaper, IntelligenceCenter, Raptor, and Talon are trademarks or registered trademarks of Packeteer, Inc. in the United States and other countries. All other products and services are the trademarks of their respective owners.
Investor Contact
David C. Yntema
Chief Financial Officer
408-873-4518
dyntema@packeteer.com

PACKETEER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2008	2007
Net revenues
Product revenues	$24,574	$23,841
Service revenues	12,609	10,887

Total net revenues	37,183	34,728

Cost of revenues
Product costs	7,065	7,735
Service	3,461	3,570
Amortization of purchased intangible assets	618	635

Total cost of revenues	11,144	11,940

Gross profit	26,039	22,788

Operating expenses:
Research and development	8,872	9,227
Sales and marketing (includes amortization of purchased intangible assets of $317 for both the three months ended March 31, 2008 and 2007)	17,051	17,348
General and administrative	4,545	4,080

Total operating expenses	30,468	30,655

Operating loss	(4,429)	(7,867)

Other income, net	662	832

Loss before provision for income taxes	(3,767)	(7,035)

Provision (benefit) for income taxes	(568)	(948)

Net loss	$(3,199)	$(6,087)

Basic net loss per share	$(0.09)	$(0.17)

Diluted net loss per share	$(0.09)	$(0.17)

Shares used in computing basic net loss per share	36,389	35,740

Shares used in computing diluted net loss per share	36,389	35,740

PACKETEER, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP NET LOSS
(in thousands, except per share amounts)
(unaudited)

	Three months ended
	March 31,
	2008	2007
GAAP net loss	$(3,199)	$(6,087)

Stock-based compensation from options and employee stock purchase plan	2,030	3,267
Amortization of purchased intangible assets	934	952
Tax impact of above	(860)	(1,264)

Non-GAAP net loss	$(1,095)	$(3.132)

Basic non-GAAP net loss per share excluding amortization of purchased intangible assets, stock-based compensation, net of taxes	$(0.03)	$(0.09)

Diluted non-GAAP net loss per share excluding amortization of purchased intangible assets and stock-based compensation, net of taxes	$(0.03)	$(0.09)

Shares used in computing basic net loss per share	36,389	35,740

Shares used in computing diluted net loss per share	36,389	35,740

PACKETEER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	December 31,
	2008	2007
Assets:
Cash, cash equivalents and investments	$76,299	$77,779
Accounts receivable, net	27,708	27,353
Inventories	6,900	7,665
Property and equipment, net	4,989	4,962
Other assets	28,282	27,604
Goodwill and other intangible assets, net	73,308	74,242

Total assets	$217,486	$219,605

Liabilities and Stockholders’ Equity

Liabilities:
Accounts payable and accrued liabilities	$18,320	$21,591
Other liabilities	4,904	4,569
Deferred revenue	33,695	31,934

Total liabilities	56,919	58,094

Stockholders’ equity	160,567	161,511

Total liabilities and stockholders’ equity	$217,486	$219,605

PACKETEER, INC.
CONDENSED CONSOLIDATED CASH FLOW DATA
(in thousands)
(unaudited)

	Three Months ended
	March 31,
	2008	2007
Net cash provided by (used in) operating activities	$(962)	$3,704
Net cash provided by (used in) investing activities	(7,941)	7,345
Net cash provided by financing activities	864	5,199

Net increase (decrease) in cash and cash equivalents	(8,039)	16,248

Cash and cash equivalents at beginning of period	40,926	39,640

Cash and cash equivalents at end of period	32,887	55,888

Investments	43,412	28,209

Total cash, cash equivalents and investments	$76,299	$84,097